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                                                                   EXHIBIT 23(i)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into (a) the Registration Statement on Form S-8 (Registration No. 333-95919) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-95925) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, and the prospectuses related thereto, and (b) the Registration Statements on Form S-3 (Registration Nos. 33-50832 and 333-76371) of Fortune Brands, Inc. of our report dated January 24, 2001, relating to on our audits of the consolidated financial statements of Fortune Brands, Inc. and Subsidiaries as of December 31, 2000 and 1999 and for the three years ended December 31, 2000, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by on Form F-2 reference of our report on the consolidated financial statement schedule which appears on page F-2 in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


Chicago, Illinois 60601
March 9, 2001